UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2009
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
2584 Junction Avenue, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 11, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Bookham, Inc. (the “Registrant”) approved a temporary reduction in the annual base salary for certain of the Registrant’s executives/officers (the “Executives”), including all of the Registrant’s named executive officers, by an amount equal to approximately ten percent (10%). Such reduction shall be effective commencing on April 1, 2009 and shall remain in effect until such time as the Committee takes action to increase the base salaries of the Executives to the level in effect immediately prior to April 1, 2009 or greater.
     In addition, the Committee determined that, solely for the purposes of calculating payments that may be required to be made by the Registrant to the Executives pursuant to the Executive Retention and Severance Agreements by and between the Corporation and each such Executive, the base salary of each such Executive shall be deemed to be the base salary in effect immediately prior to April 1, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: March 13, 2009	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer